                                                                    EXHIBIT 10.9

                                PROMISSORY NOTE


$300,000.00                                                        Palo Alto, CA
                                                                 October 8, 1999


     For Value Received, the undersigned hereby unconditionally promises to pay to the order of NOOSH, Inc., a California corporation (the "Company"), at 3401 Hillview Avenue, Building B, Palo Alto, CA, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Hundred Thousand Dollars ($300,000.00) together with interest accrued from the date hereof on the unpaid principal at the rate of 6% per annum, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, as follows:

          Principal Repayment. The outstanding principal amount hereunder shall be due and payable in full on October 8, 2004.

          Interest Payments. Interest shall be payable annually in arrears on the Principal Repayment Date and shall be calculated on the basis of a 360-day year for the actual number of days elapsed;

provided, however, that in the event that the undersigned's employment by or association with the Company or its Affiliate is terminated for any reason prior to payment in full of this Note, this Note shall be accelerated and all remaining unpaid principal and interest shall become due and payable immediately after such termination.

     If the undersigned fails to pay any of the principal and accrued interest when due, the Company, at its sole option, shall have the right to accelerate this Note, in which event the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by the Company pursuant to applicable law.

     This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

     The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the Early Exercise Stock Purchase Agreement and Stock Pledge Agreement of even date herewith between the undersigned and the Company.

     The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

                                       1.